February 2, 2001

Exabyte Corporation
Attention: Mr. Stephen F. Smith, Esq.
1685 38th Street
Boulder, Colorado 80301

Dear Ladies and Gentlemen:

We have acted as counsel for Exabyte Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) debt securities of the Company (the "Debt Securities"); (ii) shares of preferred stock, $.001 par value per share, of the Company (the "Preferred Stock"); (iii) shares of common stock, $.001 par value per share, of the Company (the "Common Stock"); and (iv) warrants for the purchase of Debt Securities, Preferred Stock, Common Stock or other securities ("Securities Warrants"). The Debt Securities, Preferred Stock, Common Stock and Securities Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement will have an aggregate offering price of up to $25,000,000 and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to any particular Debt Securities, the Debt Securities will be issued under one or more Indentures (each, an "Indenture") between the Company and one or more commercial banks to be selected as Trustee(s) (the "Trustee") substantially in the form attached as an exhibit to the Registration Statement. The Preferred Stock will be issued pursuant to one or more Certificates of Designations (each, a "Certificate of Designations") relating to a particular series of Preferred Stock. The Securities Warrants will be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") relating to particular Debt Securities, shares of Preferred Stock or shares of Common Stock or some combination thereof.

In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including (i) the Restated Certificate of Incorporation of the Company; (ii) the By-laws of the Company; and (iii) certain resolutions adopted by the Board of Directors of the Company.

In rendering this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or term sheet; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing assumptions and the qualifications set forth below, we are of the opinion that:

1.     With respect to Debt Securities to be issued under the Indenture, when (A) the Trustee is qualified to act as Trustee under the Indenture and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, if required (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been validly executed and delivered by the Company to the Trustee, (D) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of a particular issue of such Debt Securities, the terms of the offering thereof and related matters, (E) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, and (F) the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law);

2.     With respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular issue of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration as provided for therein, which shall not be less than the par value of the Preferred Stock or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, which shall not be less than the par value of the Preferred Stock, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.     With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor as provided for therein, which shall not be less than the par value of the Common Stock or (ii) upon conversion or exercise of any other Offered Security, in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, which shall not be less than the par value of the Common Stock, then the shares of Common Stock will be validly issued, fully paid and nonassessable; and

4.     With respect to Securities Warrants, when (A) the Board has taken all necessary corporate action to approve the issuance and sale of any Securities Warrants, (B) the terms of such Securities Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (C) such Securities Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, then (i) such Securities Warrants will constitute valid and legally binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law), (ii) any Debt Securities issued upon exercise of any such Securities Warrants will, subject to the qualification set forth in sub-paragraph (2) above being met, constitute valid and legally binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law), (iii) any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, and (iv) any shares of Common Stock or Preferred Stock issued upon exercise of any such Securities Warrant will, subject to the qualifications set forth in sub-paragraphs (2) and (3) above being met, be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited solely to (A) the laws of the State of Colorado, (B) the Delaware General Corporation Law and (C) United States federal laws. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are opinions of legal matters and not factual matters. Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise you of any change in law, facts or circumstances, occurring after the date hereof except in any additional or supplemental opinions that we may render with respect to the Offered Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Holland &Hart
Holland & Hart LLP